UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2013

LIQUID HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36024	46-3252142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue 39th Floor New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 293-1836

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 12, 2013, Liquid Holdings Groups, Inc. (the “Company”), entered into a Lease agreement (the “Lease”) with 800 Third Avenue Associates, LLC (the “Landlord”) for approximately 13,200 rentable square feet of office space located at 800 Third Avenue, New York, New York 10022. The Company intends to use a portion of the leased premises as its new corporate headquarters (the “HQ Space”), replacing the Company’s existing headquarters in the same building, and the remainder (the “BD/IB Space”) as offices for Liquid Prime Services, Inc. (“LPS”) and Liquid Futures, LLC, the Company’s broker dealer and introducing broker subsidiaries, respectively. The Company will relocate, and payments on the Lease will commence, upon completion of work in the new space, which is expected to be during the fourth quarter of 2013. Upon commencement of occupancy, the two leases currently in place between the Company and the Landlord and the lease in place between LPS and the Landlord will be terminated with no additional payments required to be made.

The initial base rent under the Lease will be $85,363.58 per month, increasing at 3% per annum. In addition to the base rent, the Company will be responsible for certain costs and charges identified in the Lease, including certain utility expenses, real estate taxes, insurance and operating costs. The term of the Lease for the HQ Space and the BD/IB Space will end ten and six years after occupancy, respectively.

This Current Report on Form 8-K summarizes the material provisions of the Lease. This summary is qualified in its entirety by reference to the full text of the Lease, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013.

Item 1.02	Termination of a Material Definitive Agreement.

On August 12, 2013, LPS entered into an Agreement Ending Term of Lease with the Landlord that provides for an early termination of the lease currently in place between LPS and the Landlord concurrent with occupancy under the Lease.

The information set forth in Item 1.01 above regarding the termination of the leases between the Company and the Landlord concurrent with occupancy under the Lease is incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On August 14, 2013, the Company issued a press release regarding its financial results for the quarter ended June 30, 2013. A copy of the press release is being furnished as Exhibit 99.1 and is hereby incorporated herein by reference. The Company is making reference to non-GAAP financial information in the press release. A reconciliation of these non-GAAP financial measures to the nearest comparable GAAP financial measures is contained in the attached press release.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being furnished as part of this report:

Exhibit No.	Description
99.1	Press release dated August 14, 2013 issued by Liquid Holdings Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUID HOLDINGS GROUP, INC.
(Registrant)

	By:	/s/ Kenneth Shifrin
Kenneth Shifrin
Chief Financial Officer
Date: August 14, 2013

Exhibit Index

Exhibit No.	Description
99.1	Press release dated August 14, 2013 issued by Liquid Holdings Group, Inc.